Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 23, 2021 relating to the financial statements of VEREIT, Inc. and subsidiaries and the effectiveness of VEREIT, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of VEREIT, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

June 25, 2021

Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 23, 2021 relating to the financial statements of VEREIT Operating Partnership, L.P. and subsidiaries, appearing in the Annual Report on Form 10-K of VEREIT Operating Partnership, L.P. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

June 25, 2021